                                                                   Exhibit 10.23
================================================================================


                        MORTGAGE AND SECURITY AGREEMENT

                                 [Midway/LBK]

                                  Dated as of

                                 July 31, 2000


                                    BETWEEN

                         MIDWAY AIRLINES CORPORATION,

                                   Borrower

                                      AND

                  LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE,

                                Security Agent

================================================================================

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I DEFINITIONS..........................................................        6
     SECTION 1.01  Definitions.................................................        6
ARTICLE II THE CERTIFICATES....................................................       14
     SECTION 2.01  Form of Loan Certificates...................................       14
     SECTION 2.02  Terms of Loan Certificates; Drawings........................       19
     SECTION 2.03  Tax Forms...................................................       20
     SECTION 2.04  Distribution of Funds Received..............................       21
     SECTION 2.05  Method of Payment...........................................       23
     SECTION 2.06  [Intentionally Omitted......................................       24
     SECTION 2.07  Termination of Interest in Mortgage Estate..................       24
     SECTION 2.08  Registration, Transfer and Exchange of Loan Certificates....       24
     SECTION 2.09  Mutilated, Destroyed, Lost or Stolen Loan Certificates......       25
     SECTION 2.10  Payment of Expenses on Transfer.............................       26
     SECTION 2.11  Prepayment..................................................       26
     SECTION 2.12  Provisions Relating to Prepayment...........................       27
     SECTION 2.13  Increased Costs.............................................       28
ARTICLE III OTHER COVENANTS OF BORROWER........................................       30
     SECTION 3.01  Liens.......................................................       30
     SECTION 3.02  Amendments, Supplements, Etc................................       30
     SECTION 3.03  Access to or Furnishing of Information......................       31
     SECTION 3.04  Financial Covenants.........................................       32
ARTICLE IV EVENTS OF DEFAULT...................................................       32
     SECTION 4.01  Payment of Principal or Interest............................       32
     SECTION 4.02  Other Payments..............................................       32
     SECTION 4.03  Covenants...................................................       32
     SECTION 4.04  Other Covenants.............................................       32
     SECTION 4.05  Representations and Warranties..............................       33
     SECTION 4.06  Voluntary Bankruptcy........................................       33
     SECTION 4.07  Involuntary Bankruptcy......................................       33
     SECTION 4.08  Certificated Air Carrier Status.............................       33
     SECTION 4.09  Other Indebtedness and Lease Obligations....................       34
     SECTION 4.10  Perfected Security Interest.................................       35
ARTICLE V REMEDIES.............................................................       35
     SECTION 5.01  General; Acceleration.......................................       35
     SECTION 5.02  Discontinuance of Proceedings...............................       36
     SECTION 5.03  Waiver of Past Defaults.....................................       36
     SECTION 5.04  Remedies Cumulative.........................................       37
ARTICLE VI THE SECURITY AGENT..................................................       37
     SECTION 6.01  Appointment, Powers and Immunities..........................       37
     SECTION 6.02  Reliance by Security Agent..................................       38

     SECTION 6.03  Defaults....................................................       38
     SECTION 6.04  Rights as a Loan Participant................................       38
     SECTION 6.05  Indemnification.............................................       39
     SECTION 6.06  Non-Reliance on Security Agent and Other Loan Participants..       39
     SECTION 6.07  Failure to Act..............................................       40
     SECTION 6.08  Resignation or Removal of Security Agent....................       40
     SECTION 6.09  Consents under Operative Documents..........................       40
     SECTION 6.10  Non-Receipt of Funds by the Security Agent..................       41
ARTICLE VII INVESTMENT OF FUNDS................................................       41
ARTICLE VIII SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER DOCUMENTS...       42
     SECTION 8.01  Instructions of Majority; Limitations.......................       42
     SECTION 8.02  Security Agent Protected....................................       43
     SECTION 8.03  Documents Mailed to Holders.................................       43
ARTICLE IX MISCELLANEOUS.......................................................       43
     SECTION 9.01  Termination of Mortgage.....................................       43
     SECTION 9.02  No Legal Title to Mortgage Estate in Holders................       44
     SECTION 9.03  Sale of Mortgage Estate by Security Agent is Binding........       44
     SECTION 9.04  Mortgage for Benefit of Security Agent and Holders..........       44
     SECTION 9.05  No Action Contrary to Borrower's Rights; Quiet Enjoyment....       44
     SECTION 9.06  Notices.....................................................       44
     SECTION 9.07  Security Agent's Right to Perform for Borrower..............       45
     SECTION 9.08  Severability................................................       45
     SECTION 9.09  No Oral Modifications or Continuing Waivers.................       45
     SECTION 9.10  Successors and Assigns......................................       45
     SECTION 9.11  Headings....................................................       46
     SECTION 9.12  GOVERNING LAW; Counterparts.................................       46
     SECTION 9.13  WAIVER OF JURY TRIAL........................................       46
     SECTION 9.14  Jurisdiction................................................       47

                        MORTGAGE AND SECURITY AGREEMENT


     MORTGAGE AND SECURITY AGREEMENT [Midway/LBK], dated as of July 31, 2000, between MIDWAY AIRLINES CORPORATION (the "Borrower") and LANDESBANK SCHLESWIG-
                                          --------
HOLSTEIN GIROZENTRALE, a statutory body incorporated under public law, domiciled in Kiel, not in its individual capacity, except as expressly stated herein, but solely as Security Agent hereunder (together with its successors hereunder in such capacity, the "Security Agent").
                    --------------

     WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

     WHEREAS, the Borrower desires by this Mortgage, among other things (i) to provide for the issuance by the Borrower to the Loan Participants of Loan Certificates evidencing participation by the Loan Participants in the Loans as provided in the Credit Agreement made with respect to each Advance, and (ii) to provide for the assignment, mortgage and pledge by the Borrower to the Security Agent, as the Mortgage Estate hereunder, the Borrower's right, title and interest in and to the Purchase Agreement, and the payments and other amounts received in respect thereof in accordance with the terms hereof, as security for, among other things, the Borrower's obligations to the Loan Participants and the Holders, and for the benefit and security of the Loan Participants and the Holders;

     WHEREAS, all things have been done to make the Loan Certificates, when executed by the Borrower and issued and delivered hereunder, the valid obligations of the Borrower; and

     WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Borrower, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

                             -- GRANTING CLAUSE --

     NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and Break Amount (if any) and interest on, and all other amounts due with respect to, all Loan Certificates from time to time outstanding hereunder and the performance and observance by the Borrower of all the agreements, covenants and provisions for the benefit of the Loan Participants and the Holders herein and in the Credit Agreement and the Loan Certificates contained, and the prompt payment of any and all amounts from time to time owing hereunder and under the Credit Agreement and the other Operative Documents by the Borrower to the Loan Participants and the Holders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Loan Certificates by the Holders thereof, and of the sum of $1 paid to the Borrower by the Security Agent at or before

                                                                        MORTGAGE
                                                                    [Midway/LBK]

the delivery hereof, the receipt and sufficiency of which is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Agent and its successors and permitted assigns, for the security and benefit of the Loan Participants and the Holders, as aforesaid, a security interest in and mortgage lien upon, all right, title and interest of the Borrower in, to and under the following described property, rights and privileges (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage, shall constitute the "Mortgage Estate"), to wit:
                                             ---------------

     1. The Boeing Purchase Agreement, including, without limitation, (i) the right to purchase each of the Aircraft pursuant to and in accordance with the Boeing Purchase Agreement upon valid tender by the Manufacturer; (ii) all claims for damages in respect of each of the Aircraft arising as a result of any default by the Manufacturer under the Boeing Purchase Agreement or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Aircraft referred to therein, including, without limitation, all warranty, service life policy, aircraft performance guarantee and indemnity provisions contained in the Boeing Purchase Agreement and all claims thereunder;
(iii) any and all rights of Borrower to compel performance of the terms of the Boeing Purchase Agreement in respect of the Aircraft; (iv) all of Borrower's rights and interests in or arising out of any payments or deposits made or to be made by Borrower or amounts paid, or to be paid, by the Manufacturer to Borrower in respect of the Aircraft; and (v) any and all rights to receive any credits, refunds, rebates or other discounts due to Borrower with respect to the purchase price of the Aircraft (and the Engines) pursuant to the Boeing Purchase Agreement together with all rights, powers, privileges, options and other benefits of the Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do in respect of such provisions, subject, with respect to the Boeing Purchase Agreement, to the terms and conditions of the Consent and Agreement;

     2. The CFM Purchase Agreement, including, without limitation, (i) all claims for damages in respect of each of the Engines arising as a result of any default by the Engine Manufacturer under the CFM Purchase Agreement or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Engines referred to therein, including, without limitation, all warranty, service life policy, aircraft performance guarantee and indemnity provisions contained in the CFM Purchase Agreement and all claims thereunder;
(ii) any and all rights of Borrower to compel performance of the terms of the CFM Purchase Agreement in respect of the Engines; (iii) all of Borrower's rights and interests in or arising out of any payments or deposits made or to be made by Borrower or amounts paid, or to be paid, by the Engine Manufacturer to Borrower in respect of the Engines; and (iv) any and all rights to

                                                                        MORTGAGE
                                                                    [Midway/LBK]

receive any credits, refunds, rebates or other discounts due to Borrower with respect to the purchase price of the Engines pursuant to the CFM Purchase Agreement together with all rights, powers, privileges, options and other benefits of the Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do in respect of such provisions, subject, with respect to the CFM Purchase Agreement, to the terms and conditions of the Engine Consent and Agreement;

     3. all payments or proceeds payable to the Borrower with respect to either Purchase Agreement in respect of the Aircraft and/or the Engines or any part thereof as the result of the sale or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Borrower in and to the same and every part thereof;

     4. all monies and securities deposited or required to be deposited with the Security Agent pursuant to any term of this Mortgage or required to be held by the Security Agent hereunder; and

     5.  all proceeds of the foregoing.

     Any and all properties referred to in this Granting Clause which are hereafter acquired by the Borrower, shall, without further conveyance, assignment or act by the Borrower or the Security Agent thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein; provided, however, that the following rights with respect to the Purchase Agreements are reserved to and retained by the Borrower:

          (i) all of Borrower's right, title and interest in and to the Purchase Agreements as and to the extent that it does not relate to any of the Aircraft;

          (ii) with respect to any Aircraft so long, and only so long, as the Security Agent has not commenced the exercise of remedies under Section
     5.01 hereof and/or under the Purchase Agreement Assignment, all rights (x) to demand, accept and retain all rights in and to property (other than the Aircraft and any cash payments), data and services of any kind which the Manufacturer or the Engine Manufacturer is obligated to provide or does provide pursuant to either of the Purchase Agreements with respect to the Aircraft or Engines and (y) to obtain any services, training, data, demonstration flights and test flights pursuant to the Boeing Purchase Agreement with respect to the Aircraft; and

                                                                        MORTGAGE
                                                                    [Midway/LBK]


          (iii) with respect to any Engine so long, and only so long, as the Security Agent has not commenced the exercise of remedies under Section
     5.01 hereof and/or under the Consent and Agreement, all rights (x) to demand, accept and retain all rights in and to property (other than the Engine and any cash payments), data and services of any kind which the Engine Manufacturer is obligated to provide or does provide pursuant to the CFM Purchase Agreement with respect to the Engine and (y) to obtain any services, training, data, demonstration flights and test flights pursuant to the CFM Purchase Agreement with respect to the Engine.

     Anything herein contained to the contrary notwithstanding: (i) Borrower shall at all times remain liable to the Manufacturer and the Engine Manufacturer under the Purchase Agreements to perform all of its duties and obligations of "Customer" thereunder (including payment of the Purchase Price as such term is defined in the Boeing Purchase Agreement) to the same extent as if this Mortgage had not been executed and (ii) the exercise by Security Agent of any of the rights assigned hereunder shall not release Borrower from any of its duties or obligations to the Manufacturer or the Engine Manufacturer under the Purchase Agreements except to the extent that such exercise by Security Agent shall constitute performance of such duties and obligations.

     Notwithstanding any of the foregoing provisions of this Granting Clause,
                                                             ---------------
but subject to the express provisions of the other articles of this Mortgage, so long as the Security Agent has not commenced the exercise of remedies under
Section 5.01 hereof and/or the Consent and Agreement, the Borrower shall have the right, to the exclusion of the Security Agent and any others claiming by, through or under the Security Agent, to exercise in Borrower's name all rights and powers of (x) the "Customer" with respect to the Aircraft under the Boeing Purchase Agreement and (y) the "Airline" with respect to the Engines under the CFM Purchase Agreement, provided, that, Borrower may not enter into any change
                        --------
order or other amendment, modification or supplement to either Purchase Agreement without the written consent and countersignature of the Security Agent (acting at the unanimous direction of the Holders, which direction, in the case of a postponement under clause (2) below, shall not be unreasonably withheld or delayed) if such change order, amendment, modification or supplement would:

               (1) change the time of or the amount of any Advance or the manner in which any Advance can be returned or credited to the Borrower under the Boeing Purchase Agreement;

               (2) postpone the applicable Delivery Date of any of the Aircraft for more than sixty (60) days beyond such Aircraft's Scheduled Delivery Date;

               (3) result in the rescission, cancellation or termination of either Purchase Agreement, except with respect to a rescission, cancellation or termination to the extent the Manufacturer has the right to rescind, cancel or

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          terminate the Boeing Purchase Agreement pursuant to the Consent and Agreement;

               (4) result in the increase in the Aircraft Price (as defined in the Boeing Purchase Agreement) with respect to an Aircraft unless Borrower or the Junior Loan Participant (as an additional Drawing made by the Junior Loan Participant under the Credit Agreement) pays the amount of such increase to Manufacturer as an additional advance payment under the Boeing Purchase Agreement;

               (5) diminish the rights assigned hereunder to the Security Agent; or

               (6) otherwise materially adversely affect the Security Agent or any Loan Participant.

     The Borrower shall provide to the Security Agent promptly after the execution of the same copies, certified by the Borrower as true and complete, of all change orders, amendments, modifications or supplements to either Purchase Agreement.

                             -- HABENDUM CLAUSE --

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, its successors and assigns, in trust for the benefit and security of the Loan Participants and the Holders, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

     The Borrower does hereby constitute the Security Agent the true and lawful attorney of the Borrower (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Borrower or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Operative Documents and all other property which now or hereafter constitutes part of the Mortgage Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Agent may deem to be necessary or advisable in the premises; provided that the Security Agent agrees not to exercise such power of attorney unless an Event of Default shall be continuing.

     The Borrower does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Security Agent.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                                                        MORTGAGE
                                                                    [Midway/LBK]


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01  Definitions.  For all purposes of this Mortgage the following
                   -----------
terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time in accordance with the applicable provisions thereof and of the other Operative Documents. Unless otherwise specified, Section and Article references are to Sections and Articles of this Mortgage:

     "Advance" means each Advance Payment (as defined in the Boeing Purchase
      -------
Agreement) payable by Borrower in respect of each Aircraft in the amounts, on the dates and in accordance with the terms of the Boeing Purchase Agreement as set forth on Schedule IV of the Credit Agreement.

     "Affiliate" means, with respect to any Person, any other Person which
      ---------
directly or indirectly controls, is controlled by, or under common control with, such Person. The term "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Aircraft" means each Airframe together with the two (2) Engines specified
      --------
by manufacturer's serial number in Schedule III to the Credit Agreement in the configuration (including all optional features and customer furnished equipment) specified in the Boeing Purchase Agreement, together with, as the context permits, the aircraft and engine manuals, records and other technical documents delivered therewith under each of the Purchase Agreements.

     "Airframe" means each Boeing 737-700 aircraft (excluding Engines or engines
      --------
from time-to-time installed thereon) specified by manufacturer's serial number in Schedule III to the Credit Agreement.

     "Applicable Margin" means  *  % per annum in the case of the Senior Loan
      -----------------        ---
Certificates and  *  % per annum in the case of the Junior Loan Certificate.
                 ---

_____________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     "Applicable Rate"  means  *
      ---------------         ---

     "Boeing Purchase Agreement" means that certain Purchase Agreement Number
      -------------------------
2235 dated June 11, 1999 between Manufacturer and Borrower, together with that certain Aircraft General Terms Agreement AGTA-MID dated as of June 11, 1999 between Manufacturer and Borrower and that certain Customer Service General Terms Agreement dated as of June 11, 1999 between Manufacturer and Borrower, in each case only to the extent relating to the Aircraft and including all Exhibits, Appendices, Tables, and Letter Agreements (excluding, in the case of the Boeing Purchase Agreement, Supplemental Exhibit EE1, Letter Agreements 6-1162-CPJ-308 (Schedule Reliability), 6-1162-CPJ-311 (Maintenance Cost Protection) and 6-1162-CPJ-316 (Special Matters); but including, without limitation, Letter Agreement 6-1162-CPJ-313 (Basic Credit Memorandum)).

     "Borrowing Date" means the Effective Date and each date on which an Advance
      --------------
is payable in respect of an Aircraft under the Boeing Purchase Agreement as set forth on Schedule IV of the Credit Agreement.

     "Break Amount" means the amount, if any, required to compensate each Holder
      ------------
for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of the prepayment or acceleration (or the failure to make any such prepayment on the date irrevocably scheduled therefor) of any Loan Certificate held by it on a date other than the last day of the then current Interest Period therefor, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding or financing arrangement with its funding sources, as reasonably determined by such Holder. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid or accelerated to the last day of such Interest Period (the "Break Period") at the
                                                          ------------
LIBO Rate therefor in excess of (ii) the interest component of the amount the affected Holder would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to the Break Period (as reasonably determined by such Holder).

     "Business Day" means any day other than a Saturday or Sunday or a day on
      ------------
which commercial banks are required or authorized to close in New York, New York, Charlotte, North Carolina or London, England.

     "Cash Contribution" means the Borrower's advance payment of $1,000,000 in
      -----------------
respect of each Aircraft, payable to the Manufacturer under the Boeing Purchase Agreement.

________________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]


     "Certificate Register" has the meaning specified in Section 2.08.
      --------------------

     "CFM Purchase Agreement" means that certain General Terms Agreement No. 6-
      ----------------------
13593 dated as of June 11, 1999 by and between the Engine Manufacturer and the Borrower, to the extent relating to the Engines, including all Exhibits, Appendices, Tables and Letter Agreements with respect thereto, excluding Letter Agreement No. 1, the special guarantees contained in Section II, Subsection J of Exhibit B thereto, and Attachments A, C, D and E thereto.

     "Class" means, in respect of the Loan Certificates, each of the (i) Senior
      -----
Loan Certificates, collectively and (ii) the Junior Loan Certificate.

     "Code" mean the Internal Revenue Code of 1986, as amended.
      ----

     "Commitment" in respect of any Advance has the meaning specified in Section
      ----------
2(a) of the Credit Agreement.

     "Commitment Termination Date" means April 30, 2002; provided, however, that
      ---------------------------
if an Excusable Delay (as defined in the Boeing Purchase Agreement) occurs, or if any other delay which does not result in a termination of either Purchase Agreement or an Event of Default hereunder occurs, then the Commitment Termination Date shall be October 30, 2002.

     "Consent and Agreement" means the Manufacturer Consent and Agreement
      ---------------------
[Midway/LBK], dated as of the date hereof, of Manufacturer in respect of the Boeing Purchase Agreement.

     "Credit Agreement" means that certain Credit Agreement [Midway/LBK], dated
      ----------------
as of the date hereof, among the Borrower, the Loan Participants and the Security Agent as such Credit Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

     "Delivery Date" means, for any Aircraft, the date on which such Aircraft is
      -------------
delivered by Manufacturer and accepted by Borrower under the Boeing Purchase Agreement.

     "Default" means any event which with the giving of notice or the lapse of
      -------
time or both if not timely cured or remedied would become an Event of Default pursuant to Article IV.

     "Dollars", "Dollar" and "$" means the lawful currency of the United States
      -------    ------       -
of America.

     "Drawing" in respect of any Advance means the borrowing made by the
      -------
Borrower on the Borrowing Date with respect to such Advance from each Loan Participant.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     "Effective Date" means the date on which the initial Drawings are made
      --------------
under the Credit Agreement.

     "Engine" means, in respect of each Airframe, each of the two CFM
      ------
International, Inc. model CFM56-7 engines delivered with such Airframe under the Boeing Purchase Agreement.

     "Engine Consent and Agreement" means the Engine Manufacturer Consent and
      ----------------------------
Agreement [Midway/LBK] dated as of the Effective Date, executed by the Engine Manufacturer.

     "Engine Manufacturer" means CFM International, Inc.
      -------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Event of Default" has the meaning specified in Article IV hereof.
      ----------------

     "Expense" or "Expenses" means any and all liabilities, obligations, losses,
      -------      --------
damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding internal costs and expenses such as salaries, any amounts that would be included in Break Amount, and overhead of whatsoever kind and nature.

     "Federal Aviation Act" means subtitle VII of Title 49 of the United States
      --------------------
Code, or any successor provision.

     "Federal Aviation Administration" and "FAA" mean the United States Federal
      -------------------------------       ---
Aviation Administration and any successor agency or agencies thereto.

     "Fee Letter" means that certain Letter Agreement of even date herewith
      ----------
among Borrower, the Senior Loan Participants and the Security Agent.

     "GAAP" means generally accepted accounting principles, consistently
      ----
applied.

     "Holder" means, at any time, each Loan Participant and any holder of one or
      ------
more Loan Certificates.

     "Indemnitee" or "Indemnitees" means the Security Agent, the Holders and
      ----------      -----------
each of their respective successors, permitted assigns, directors, officers, and employees.

     "Interest Payment Date" means September 1, 2000 and thereafter each
      ---------------------
succeeding monthly anniversary of such date; provided that, if any such date
                                             --------
shall not be a Business Day,

                                                                        MORTGAGE
                                                                    [Midway/LBK]

then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day.

     "Interest Period" means, (a) initially, the period commencing on the
      ---------------
Effective Date and ending on the first Interest Payment Date thereafter and (b) thereafter, each successive monthly period commencing on the final day of the preceding Interest Period and ending on the next succeeding Interest Payment Date or, if earlier, the Final Maturity Date; provided, for each Series of Drawings, the Borrower, upon written notice given three (3) Business Days prior to the commencement of such Interest Period to the Security Agent, may designate that the Interest Period in which the Delivery Date of the related Aircraft occurs may terminate on such Delivery Date (as set forth in such notice).

     "Junior Loan Certificate" means the Loan Certificate issued to the Junior
      -----------------------
Loan Participant.

     "Junior Loan Participant" means Boeing Nevada, Inc.
      -----------------------

     "LBK" means Landesbank Schleswig-Holstein Girozentrale.
      ---

     "LIBO Rate" means, with respect to any Interest Period, a rate per annum
      ---------
(calculated on the basis of a 360-day year and actual days elapsed) equal to (x) for the first and last (if for a period of less than one month) Interest Period for a Series of Drawings, the rate certified by the Loan Participants as their cost of funds for such period and (y) otherwise, the rate determined by the Security Agent (with notice to the Loan Participants and the Borrower) by reference to Telerate Page 3750 as of 11:00 A.M. (London time) (rounded upwards to the nearest 1/16 of 1%), on the day two London business days prior to the first day of such Interest Period for a period comparable to such Interest Period.

     "Lien" means any mortgage, pledge, lien, claim, encumbrance, lease,
      ----
security interest or other lien of any kind on property.

     "Loan Certificates" means the loan certificates issued pursuant to Section
      -----------------
2.02(a) and any such certificates issued in exchange or replacement therefor pursuant to Section 2.08 or 2.09.

     "Loan Participant" means each Senior Loan Participant and Junior Loan
      ----------------
Participant party to the Credit Agreement, and its successors and assigns.

     "Majority in Interest of Holders" means, as of any date of the
      -------------------------------
determination thereof, the Holders of not less than two-thirds (2/3) in aggregate outstanding principal amount of all Loan Certificates as of such date; excluding, however, the Junior Loan Certificate so long as any

                                                                        MORTGAGE
                                                                    [Midway/LBK]

Senior Loan Certificates are outstanding. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of Loan Certificates, there shall be excluded any Loan Certificates, if any, held by the Borrower or any of its Affiliates (unless the Borrower and/or its Affiliates, as the case may be, own all Loan Certificates then outstanding).

     "Manufacturer" means The Boeing Company, in its capacity as manufacturer of
      ------------
the Aircraft, and its successors and assigns.

     "Manufacturer Financing" means the financing arrangement between the
      ----------------------
Manufacturer and the Borrower pursuant to the letter agreement between Borrower and Manufacturer for the backstop debt and leveraged lease financing support covering 80% debt financing with respect to eleven aircraft and 20% lease equity financing with respect to six aircraft.

     "Manufacturer Financing Letter" means that certain letter from the
      -----------------------------
Manufacturer to the Senior Loan Participants describing the Manufacturer Financing.

     "Midway Letter" means a letter from the Borrower to the Manufacturer
      -------------
directing the Manufacturer to pay certain monies to the Security Agent in lieu of the Borrower after termination of the Boeing Purchase Agreement.

     "Mortgage" and "this Mortgage" mean this Mortgage and Security Agreement
      --------       -------------
[Midway/LBK], including each supplement from time to time entered into pursuant hereto.

     "Mortgage Estate" means the "Mortgage Estate" as defined in the Granting
      ---------------             ---------------
Clause hereof.

     "Non-U.S. Person" means any Person other than (i) a citizen or resident of
      ---------------
the United States of America (for purposes of this definition, the "United States"), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

     "Operative Documents" means the Credit Agreement, the Mortgage, the Loan
      -------------------
Certificates, the Purchase Agreements, the Consent and Agreement, and the Engine Consent and Agreement, and any amendments or supplements of any of the foregoing.

     "Original Amount," with respect to a Loan Certificate, means the stated
      ---------------
original amount (that is, principal) of such Loan Certificate.

     "Participation Percentage" in respect of each Loan Participant, the
      ------------------------
percentage set forth for such Loan Participant on Schedule II to the Credit Agreement.

                                                                        MORTGAGE
                                                                    [Midway/LBK]


     "Past Due Rate" means  *
      -------------        ---

     "Payment Account" means such account as described in Section 2.04(a)
      ---------------
hereof.

     "Payment Office" means the bank and account number of the Security Agent
      --------------
referred to in Schedule I to the Credit Agreement.

     "Permitted Investments" means those investments described in Section 7.01
      ---------------------
hereof.

     "Permitted Lien" means any Lien permitted under Section  3.01 hereof.
      --------------

     "Person" means any individual, corporation, limited liability company,
      ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an "employee pension benefit plan" (as such term is defined in
      ----
Section 3(2) of ERISA) or any "plan" (as such term is defined in Section 4975(e)(1) of the Code) which is maintained or contributed to by the Borrower or an Affiliate that, together with the Borrower, is treated as a single employer under Section 414(b), (c) or (m) of the Code or with respect to which Borrower has any direct or indirect material liability.

     "Pro Rata Portion" in respect of any Senior Loan Participant, means the
      ----------------
percentage determined by dividing (i) such Senior Loan Participant's Maximum Commitment by (ii) the sum of the Maximum Commitments for all Senior Loan Participants.

     "Purchase Agreements" means, collectively, the Boeing Purchase Agreement
      -------------------
and the CFM Purchase Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Regulatory Change" means, with respect to any Holder, any change that
      -----------------
occurs after the date of this Mortgage in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Holder of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking

____________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

practice in the relevant jurisdiction) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Remarketing Agreement" means the Manufacturer's Remarketing and Support
      ---------------------
Agreement, in the form of Exhibit G to the Credit Agreement.

     "Reserve Requirement" means, for any Loan Certificate, the average maximum
      -------------------
rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Loan Certificate under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Rate is to be determined or (ii) any category of extensions of credit or other assets that includes the Loan Certificates.

     "Rights Offering" means that certain offering (as described in the
      ---------------
prospectus dated June 26, 2000) of between 6,226,048 and 8,613,592 shares of common stock of the Borrower to Borrower's existing shareholders.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Security Agent" LBK in its capacity as Security Agent hereunder, and any
      --------------
successor thereto in such capacity.

     "Scheduled Delivery Date" means, for each Aircraft, the date specified in
      -----------------------
Schedule IV to the Credit Agreement.

     "Senior Loan Certificate" means any Loan Certificate issued to a Senior
      -----------------------
Loan Participant.

     "Senior Loan Participant" means those parties identified in Schedule I to
      -----------------------
the Credit Agreement.

     "Senior Loan Portion" in respect of each Advance, means the amount
      -------------------
specified therefor in Schedule IV to the Credit Agreement.

     "Series" has the meaning specified in Section 2(a) of the Credit Agreement.
      ------

     "Shareholders" means James H. Goodnight and John P. Sall.
      ------------

                                                                        MORTGAGE
                                                                    [Midway/LBK]


     "Tax" or "Taxes" means any and all fees (including, without limitation,
      ---      -----
license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon.

     "U.S. Air Carrier" means any United States air carrier as to which there is
      ----------------
in force a certificate issued pursuant to Section 40102(a) of the Federal Aviation Act, and which is a citizen of the United States (as defined in 49 U.S.C. (S) 40102(a)(15)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

                                  ARTICLE II

                               THE CERTIFICATES

     SECTION 2.01  Form of Loan Certificates. The Loan Certificates shall each
                   -------------------------
be substantially in the form set forth below, as follows:

                                 _____________

                          MIDWAY AIRLINES CORPORATION

                   [JUNIOR]/1/ [SENIOR]/2/ LOAN CERTIFICATE


No. R-                                                        New York, New York
Series:
$                                                               [Effective Date]

     Midway Airlines Corporation (the "Borrower") hereby promises to pay to
                                       --------
__________________ ("Lender"), or registered transferees, the principal sum of

__________________________

     /1/ To be included in the Junior Loan Certificate only.

     /2/ To be included in the Senior Loan Certificates only.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

[             *            ($     *    )]/1/ [ * ]/2/, or, if less, the
 -------------------------   ----------       ---
aggregate unpaid principal amount of all Drawings made by Lender to Borrower pursuant to that certain Credit Agreement [Midway/LBK] of even date herewith among Borrower, Lender, Landesbank Schleswig-Holstein Girozentrale, as Security Agent thereunder and certain other lenders named therein, payable in full on December 31, 2002, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date this Loan Certificate is paid in full. The Interest Periods for Series of Drawings evidenced by this Note can vary in accordance with the definition of Interest Periods in the Credit Agreement. This Loan Certificate shall bear interest at the applicable Past Due Rate on any principal hereof, and, to the extent permitted by applicable law, interest and other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Holder hereof given through the Security Agent.

     Interest shall be payable with respect to the first but not the last day of each Interest Period. Interest shall be calculated on the basis of a year of 360 days and actual number of days elapsed. If any sum payable hereunder falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day; provided that, in the case of principal of and interest hereon payable on an Interest Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day.

     Borrower hereby acknowledges and agrees that this note is one of the Loan Certificates referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement including, without limitation, the repayment in full of a Series of Drawings made in respect of an Aircraft upon the Delivery Date of such Aircraft. The Credit Agreement, to which reference is hereby explicitly made, sets forth said terms and provisions, including those under which this Loan Certificate may or must be paid prior to its due date or may have its due date accelerated.

     All payments of principal, Break Amount, if any, and interest and other amounts to be made to the Holder hereof or under the Mortgage and Security Agreement [Midway/LBK] dated as of July __, 2000 (as amended or supplemented from time to time, herein called the "Mortgage", the terms defined therein and
                                      --------
not otherwise defined herein being used herein with the same meanings) between the Borrower and Landesbank Schleswig-Holstein Girozentrale, as Security Agent thereunder, shall be made in accordance with the terms of the Credit Agreement and the Mortgage.

_________________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     Principal and interest and other amounts due hereon shall be payable in Dollars in immediately available funds prior to 11:00 a.m., New York, New York time, on the due date thereof, to the Security Agent at the Payment Office and the Security Agent shall, subject to the terms and conditions of the Mortgage, remit all such amounts so received by it to the Holder hereof in accordance with the terms of Mortgage at such account or accounts at such financial institution or institutions as the Holder hereof shall have designated to the Security Agent in writing, in immediately available funds, such payment to be made, in the case of any such designated account in New York, New York, prior to 2:00 p.m., New York time, on the due date thereof. In the event the Security Agent shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Security Agent agrees to compensate the Holder hereof for loss of use of funds in a commercially reasonable manner. All such payments by the Borrower and the Security Agent shall be made free and clear of and without reduction for or on account of all wire or other like charges.

     Each Holder hereof, by its acceptance of this Loan Certificate, agrees that, except as otherwise expressly provided in the Mortgage, each payment received by it in respect hereof shall be applied, first, to the payment of any
                                                   -----
amount (other than the principal of or interest on this Loan Certificate) due in respect of this Loan Certificate, second, to the payment of interest hereon (as
                                  ------
well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder) due and payable hereunder, third,
                                                                         -----
to the payment of the principal of this Loan Certificate then due and fourth,
                                                                      ------
the balance, if any, remaining thereafter, to the payment of the principal of this Loan Certificate remaining unpaid, in the manner set forth in the last sentence of Section 2.04 of the Mortgage.

     This Loan Certificate is one of the Loan Certificates referred to in the Mortgage which have been or are to be issued by the Borrower pursuant to the terms of the Mortgage. The Mortgage Estate is held by the Security Agent as security, in part, for the Loan Certificates. Reference is hereby made to the Mortgage and the Credit Agreement referred to therein for a statement of the rights and obligations of the Holder hereof, and the nature and extent of the security for this Loan Certificate and of the rights and obligations of the other Holders, and the nature and extent of the security for the other Loan Certificates, as well as for a statement of the terms and conditions of the trusts created by the Mortgage, to all of which terms and conditions in the Mortgage and such Credit Agreement each Holder hereof agrees by its acceptance of this Loan Certificate.

     There shall be maintained a Certificate Register for the purpose of registering transfers and exchanges of Loan Certificates at the office of the Security Agent set forth in the Credit Agreement or at the office of any successor security agent in the manner provided in Section 2.08 of the Mortgage. As provided in the Mortgage and subject to certain limitations set forth therein,

                                                                        MORTGAGE
                                                                    [Midway/LBK]

this Loan Certificate or any interest herein may, subject to the next following paragraph, be assigned or transferred, and the Loan Certificates are exchangeable for a like aggregate original principal amount of Loan Certificates of a like Series of any authorized denomination, as requested by the Holder surrendering the same.

     Prior to the due presentment for registration of transfer of this Loan Certificate, the Borrower and the Security Agent shall deem and treat the person in whose name this Loan Certificate is registered on the Certificate Register as the absolute owner of this Loan Certificate and the Holder for the purpose of receiving payment of all amounts payable with respect to this Loan Certificate and for all other purposes whether or not this Loan Certificate is overdue, and neither the Borrower nor the Security Agent shall be affected by notice to the contrary.

     This Loan Certificate is subject to [prepayment as permitted by Sections
2.11 and 2.12 of the Mortgage and to]/1/ acceleration by the Security Agent as provided in Section 5.01 of the Mortgage, and the Holder hereof, by its acceptance of this Loan Certificate, agrees to be bound by said provisions. [This Loan Certificate is subject to purchase by the Junior Loan Participant as provided in Section 14 of the Credit Agreement.]/2/

     [As provided in Section 13 of the Credit Agreement, any sums payable under this Loan Certificate are in all respect subordinate and junior in right of payment to the Senior Loan Certificates.]/3/

     [This Loan Certificate is subject to purchase by the Manufacturer following an Event of Default pursuant to the Consent and Agreement and by the Junior Loan Participant following an Event of Default pursuant to Section 14 of the Credit Agreement.]/4/

     This Loan Certificate shall be governed by and construed in accordance with the law of the State of New York.

___________________

/1/  To be included in the Senior Loan Certificates only.

/2/  To be included in the Senior Loan Certificates only.

/3/  To be included in the Junior Loan Certificate only.

/4/  To be included in the Senior Loan Certificates only.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     IN WITNESS WHEREOF, the Borrower has caused this Loan Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

                                    MIDWAY AIRLINES CORPORATION


                                    By:_________________________________________

                                    Its:________________________________________

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 2.02  Terms of Loan Certificates; Drawings.  (a)  On the Effective
                   ------------------------------------
Date, the Borrower shall issue a Loan Certificate to each Loan Participant in an aggregate original principal amount equal to such Loan Participant's Maximum Commitment (or their respective nominees). Each Loan Certificate shall bear an appropriate designation as to its Class, as determined pursuant to Section 2(a) of the Credit Agreement. The Borrower shall be entitled to make Drawings against each Loan Certificate in accordance with Section 2(a) of the Credit Agreement.

          (b) Each Loan Certificate shall bear interest on the unpaid principal amount thereof from time to time outstanding from and including the date thereof until such principal amount is paid in full. Such interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date such Loan Certificate is paid in full. The Interest Periods for Series of Drawings can vary in accordance with the definition of Interest Period. Interest shall be payable with respect to the first but not the last day of each Interest Period. Interest hereunder and under the Loan Certificates shall be calculated on the basis of a year of 360 days and actual number of days elapsed. If any sum payable under the Loan Certificates or under this Mortgage falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day; provided that, in the case of principal of and interest on the Loan Certificates payable on an Interest Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day.

          (c) The principal of the Drawings of each Series shall be due and payable in full upon the earlier of (x) the Delivery Date of the Aircraft for such Series and (y) December 31, 2002.

          (d) Each Loan Certificate shall bear interest at the Past Due Rate on any principal thereof and, to the extent permitted by applicable law, interest (other than interest accrued at the Past Due Rate) and other amounts due thereunder and hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the respective Holder given through the Security Agent.

          (e) The Loan Certificates shall be executed on behalf of the Borrower by one of its authorized officers. Loan Certificates bearing the signatures of individuals who were at any time the proper officers of the Borrower shall bind the Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Loan Certificates or did not hold such offices at the respective dates of such Loan Certificates. No Loan Certificates shall be issued hereunder except those provided for in Section 2.02(a) and any

                                                                        MORTGAGE
                                                                    [Midway/LBK]

Loan Certificates issued in exchange or replacement therefor pursuant to the terms of this Mortgage.

     SECTION 2.03  Tax Forms.  The Security Agent agrees, to the extent required
                   ---------
by applicable law, to withhold from each payment due hereunder or under any Loan Certificate United States federal withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner, required under applicable law. The Security Agent shall furnish no later than March 15 of each year to each Holder a U.S. Treasury Form 1042S (or similar forms as at any relevant time in effect), if applicable, indicating payment in full of any Taxes withheld from any payments by the Security Agent to such Holder together with all such other information and documents reasonably requested by such Holder and necessary or appropriate to enable such Person to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Person is required to file a tax return. Provided that each Holder which is a Non-U.S. Person has furnished to the Security Agent (and the Security Agent has furnished to the Borrower a copy of) either (x) a properly completed and currently effective Form W-8 or U.S. Treasury Form 1001 or W-8BEN (or such substitute or successor form as may be required by the United States Treasury Department) during the calendar year in which the payment is made (or at such other times as applicable law may require), and has not notified the Security Agent of the withdrawal of such Form prior to the date of each interest payment, or (y) a properly completed and currently effective U.S. Treasury Form 4224 or W-8 EC1 or other certificate or form establishing exemption from withholding of United States federal income tax during each calendar year in which the payment is made (or at such other times as applicable law may require), and has not notified the Security Agent of the withdrawal of such Form or certificate prior to the date of each interest payment, then no amount shall be withheld from payments under the Loan Certificates held by such Holder in respect of United States federal income tax. Each Holder shall indemnify and hold harmless the Security Agent and the Borrower against any claim for United States federal withholding taxes which the Security Agent improperly fails to withhold on payments to such Holder, except that, if Borrower shall be required to hold harmless a Holder pursuant to
Section 8(c) of the Credit Agreement with respect to such payment and withholding, the indemnification required by this Section shall apply only if such failure to withhold is a direct result of the failure by such Holder to provide the required certificate or Form or the invalidity of any certificate or Form provided by such Holder pursuant to this Section 2.03 (it being understood that the provision of such certificate or form shall constitute a representation by the relevant Holder as to such Holder's qualification for complete exemption from United States federal gross income tax withholding or, in the event of a change in law or regulation for which the Borrower is obligated to hold harmless the Holder pursuant to Section 8 of the Credit Agreement, for partial exemption from such withholding).

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 2.04  Distribution of Funds Received.  (a) The Security Agent shall
                   ------------------------------
establish and maintain an account (the "Payment Account"), into which all amounts payable hereunder shall be paid.

          (b) Provided that no Event of Default has occurred and is then continuing, each installment of interest payable on the Loan Certificates shall be distributed as promptly as possible on or after the date that such amount is deposited in the Payment Account and becomes immediately available to the Security Agent:

          First, to the Senior Loan Participants ratably, without priority of
          -----
     one over the other, to the payment in full of the aggregate amount of interest due under the Senior Loan Certificates in an amount equal to (i) accrued interest at the rate provided in each Senior Loan Certificate, and
     (ii) any overdue interest thereon; and

          Second, to the Junior Loan Participant, to the payment in full of the
          ------
     aggregate amount of interest then due under the Junior Loan Certificate in an amount equal to (i) accrued interest at the rate provided in the Junior Loan Certificate, and (ii) any overdue interest thereon.

          (c) Provided that no Event of Default has occurred and is then continuing, each payment made by the Borrower as repayment of a Series of Drawings upon the Delivery Date of the related Aircraft shall be distributed as promptly as possible on or after the date that such amount is deposited in the Payment Account and becomes immediately available to the Security Agent:

          First, to the Senior Loan Participants ratably, without priority of
          -----
     one over the other, to the payment in full of the aggregate amount of interest due under the Senior Loan Certificates in respect of the Series of Drawings being repaid in an amount equal to (i) accrued interest at the rate provided in each Senior Loan Certificate, and (ii) any overdue interest thereon plus the Break Amount, if any, due to the Senior Loan Participants in respect of such payment;

          Second, to the Senior Loan Participants ratably, without priority of
          ------
     one over the other, to the payment in full of the outstanding principal amount of the Series of Drawings made by the Senior Loan Participants which is being repaid;

          Third, to the Junior Loan Participant to the payment in full of the
          -----
     aggregate amount of interest then due under the Junior Loan Certificate in an amount equal to (i) accrued interest at the rate provided in the Junior Loan Certificate, and (ii) any overdue interest thereon; and

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          Fourth, to the Junior Loan Participant to the payment in full of the
          ------
     outstanding principal amount of the Series of Drawings made by the Junior Loan Participant which is being repaid.

          (d) Upon any partial optional repayment of the Senior Loan Certificates pursuant to Section 2.11(a) hereof, the amount paid by Borrower shall be applied against the amounts which Borrower is obligated to pay in connection with such prepayment pursuant to Section 2.11(a) (it being understood that no prepayment shall be permitted under Section 2.11(a) unless Borrower pays a sufficient amount to satisfy the amounts owed by it under Section 2.11(a) in connection with such prepayment.

          (e) After an Event of Default shall have occurred, and so long as such Event of Default shall be continuing, all amounts deposited in the Payment Account and all proceeds resulting from a sale of any of the Mortgage Estate shall be applied in the following order of priority:

          First, to the extent not theretofore paid by or on behalf of the
          -----
     Borrower, to pay all costs and expenses of the Security Agent incurred in connection with the performance of its duties hereunder or under any other Operative Document, including reasonable attorneys' fees and expenses and all costs and expenses incurred by the Security Agent in connection with its entering upon, taking possession of, holding, operating, managing, selling or otherwise disposing of the Mortgage Estate or any part thereof, any and all Taxes, assessments or other charges of any kind prior to the Lien of any Operative Document that the Security Agent determined in good faith to pay or be paid, and all amounts payable to the Security Agent hereunder or under any of the Operative Documents in respect of any indemnities or other obligations of the Borrower;

          Second, to the Senior Loan Participants ratably, without priority of
          ------
     one over the other, to the payment of all accrued and unpaid interest (including Break Amount, if any, and interest on account of overdue payments of principal and interest) then due the Senior Loan Participants under the Credit Agreement or any of the Senior Loan Certificates;

          Third, to the Senior Loan Participants ratably, without priority of
          -----
     one over the other, to the payment of any other amount, indebtedness or obligations (other than principal) due and payable to the Senior Loan Participants under any Operative Documents;

          Fourth, to the Senior Loan Participants ratably, without priority of
          ------
     one over the other, to the payment in full of the principal amount of the Senior Loan Certificates;

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          Fifth, to the Junior Loan Participant to the payment of all accrued
          -----
     and unpaid interest (including interest on account of overdue payments of interest) then due to the Junior Loan Participant under the Credit Agreement or the Junior Loan Certificate;

          Sixth, to the Junior Loan Participant to the payment of any other
          -----
     amount, indebtedness or obligations (other than principal) due and payable to the Junior Loan Participant under any Operative Document;

          Seventh, to the Junior Loan Participant to the payment in full of the
          -------
     principal amount of the Junior Loan Certificate; and


          Eighth, the balance, if any, thereof thereafter remaining, to the
          ------
     Borrower or such other Person(s) as may then lawfully be entitled thereto.

     SECTION 2.05  Method of Payment.  Principal and interest and other amounts
                   -----------------
due hereunder or under the Loan Certificates or in respect hereof or thereof shall be payable in Dollars in immediately available funds prior to 11:00 a.m., New York, New York time, on the due date thereof, to the Security Agent at the Payment Office and the Security Agent shall, subject to the terms and conditions of Section 2.04, remit all such amounts so received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Security Agent in writing, in immediately available funds for distribution to the relevant Holders, such payment to be made, in the case of any such designated account in New York, New York, prior to 2:00 p.m., New York time, on the due date thereof. In the event the Security Agent shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Security Agent agrees to compensate the Holders for loss of use of funds in a commercially reasonable manner. All such payments by the Borrower and the Security Agent shall be made free and clear of and without reduction on account of all wire and other like charges. Prior to the due presentment for registration of transfer of any Loan Certificate, the Borrower and the Security Agent may deem and treat the Person in whose name any Loan Certificate is registered on the Certificate Register as the absolute owner of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes whether or not such Loan Certificate shall be overdue, and neither the Borrower nor the Security Agent shall be affected by any notice to the contrary. If the Security Agent disburses funds on a payment date without first having received funds from the Borrower and if Borrower subsequently fails to make such payment before the end of the day, then on the next Business Day on demand from the Security Agent, each Loan Participant which has received such funds will refund to the Security Agent the amount advanced by the Security Agent which such Loan Participant received.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 2.06  [Intentionally Omitted.]
                    ---------------------

     SECTION 2.07  Termination of Interest in Mortgage Estate.  A Holder shall
                   ------------------------------------------
not, as such, have any further interest in, or other right with respect to, the Mortgage Estate with respect to any Aircraft when and if the principal amount of and Break Amount, if any, and interest on and other amounts due under all Drawings of the related Series held by such Holder and all other sums due to such Holder hereunder and under the other Operative Documents in respect of such Aircraft shall have been paid in full; provided, however, that the interests and
                                       --------  -------
rights of the Loan Participants in and with respect to the mortgage and security interests created by the Mortgage shall continue (except with respect to any Aircraft as to which the related Series of Drawings has been repaid) after all such amounts have been paid in full so long as the Commitments have not terminated. Upon payment in full of any Series of Drawings, Security Agent shall release that portion of the Mortgage Estate which relates solely to the applicable Aircraft from the Lien of this Mortgage.

     SECTION 2.08  Registration, Transfer and Exchange of Loan Certificates.
                   --------------------------------------------------------
The Security Agent agrees with the Borrower that the Security Agent shall keep a register (herein sometimes referred to as the "Certificate Register") in which
                                               --------------------
provision shall be made for the registration of Loan Certificates of each Series and the registration of transfers of Loan Certificates of such Series. Prior to the due presentment for registration of the transfer of any Loan Certificate, the Borrower and the Security Agent shall deem and treat the person in whose name such Loan Certificate is registered on the Certificate Register as the absolute owner of such Loan Certificate, and the Holder for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate, and for all other purposes whether or not such Loan Certificate is overdue, and neither the Borrower nor the Security Agent shall be affected by notice to the contrary. The Certificate Register shall be kept at the office of the Security Agent set forth in the Credit Agreement or at the office of any successor Security Agent, and the Security Agent is hereby appointed "Certificate Registrar" for the purpose of registering Loan Certificates and transfers of Loan Certificates as herein provided. Upon surrender for registration of transfer of any Loan Certificate of any Class at the office of the Security Agent set forth in the Credit Agreement and upon delivery by the Security Agent to the Borrower of such surrendered Loan Certificate, the Borrower shall execute, and the Security Agent shall deliver, in the name of the designated transferee or transferees, one or more new Loan Certificates of a like aggregate principal amount and Class. At the option of the Holder, its Loan Certificates of any Class may be exchanged for other Loan Certificates of such Class of any authorized denominations, of a like aggregate principal amount, upon surrender of the Loan Certificates to be exchanged at the office of the Security Agent specified in the Credit Agreement. Each new Loan Certificate issued upon transfer or exchange shall be in a principal amount of at least $100,000 (except as may be necessary to evidence the entire outstanding principal amount of a Loan Certificate) and dated the Effective Date. Whenever any Loan Certificates are so surrendered for exchange, the Borrower shall execute and deliver the Loan Certificates which the Holder making the exchange

                                                                        MORTGAGE
                                                                    [Midway/LBK]

is entitled to receive. Each Holder may also assign to any assignee an interest in any Loan Certificate held by it and the Security Agent shall, upon receipt of a written request of such assignee, accompanied by such proof of such assignment as the Security Agent may reasonably require, register in the name of such assignee such interest in such Loan Certificate and thereafter such assignee shall be a Holder for all purposes of the Operative Documents (subject to any limitations in the instrument of assignment). All Loan Certificates issued upon any registration of transfer or exchange of Loan Certificates shall be the valid obligations of the Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Loan Certificates surrendered upon such registration of transfer or exchange. Every Loan Certificate presented or surrendered for registration of transfer or exchange, shall (if so required by the Security Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Security Agent duly executed by the Holder thereof or his attorney duly authorized in writing, and the Security Agent may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state. The Security Agent shall make a notation on each new Loan Certificate or Loan Certificates of the amount of all payments of principal previously made on the old Loan Certificate or Loan Certificates with respect to which such new Loan Certificate is issued and the date to which interest accrued on such old Loan Certificate or Loan Certificates has been paid and the extent, if any, to which any interest therein has been subject to a registered assignment. The Security Agent shall not be required to register the transfer of or exchange any surrendered Loan Certificates as above provided during the five calendar day period preceding the due date of any payment on such Loan Certificates. Any Holder may transfer any or all of its Loan Certificates to any Person. The Borrower and the Security Agent shall treat the Person in whose name each Loan Certificate is registered on the Certificate Register as the Holder with respect thereto for all purposes hereof until due presentment for registration of transfer as provided in this Section 2.08. The Security Agent shall give the Borrower and each Holder notice of such transfer of a Loan Certificate under this Section 2.08.

     SECTION 2.09  Mutilated, Destroyed, Lost or Stolen Loan Certificates.  If
                   ------------------------------------------------------
any Loan Certificate shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the affected Holder, execute and deliver in replacement thereof, a new Loan Certificate of a like Class, in the same principal amount, dated the date of such Loan Certificate and designated as issued under this Mortgage. If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to the Security Agent and the original thereof shall be furnished to the Borrower by the Security Agent. If the Loan Certificate being replaced has been destroyed, lost or stolen, the affected Holder shall furnish to the Borrower and the Security Agent such security or indemnity as may be reasonably required by them to hold the Borrower and the Security Agent harmless and evidence satisfactory to the Borrower and the Security Agent of the destruction, loss or theft of such Loan Certificate and of the ownership thereof; provided, however, that if the affected Holder is
                              --------  -------
an original party to the Credit Agreement or an Affiliate thereof, the written notice of such destruction, loss or theft and such

                                                                        MORTGAGE
                                                                    [Midway/LBK]

ownership and the written undertaking of such Holder delivered to the Borrower and the Security Agent to hold harmless the Borrower and the Security Agent in respect of the execution and delivery of such new Loan Certificate shall be sufficient evidence, security and indemnity.

     SECTION 2.10  Payment of Expenses on Transfer.  Upon the issuance of a new
                   -------------------------------
Loan Certificate or new Loan Certificates pursuant to Section 2.08 or 2.09, the Borrower and/or the Security Agent may require from the party requesting such new Loan Certificate or Loan Certificates payment of a sum sufficient to reimburse the Borrower and/or the Security Agent for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Borrower or the Security Agent.

     SECTION 2.11  Prepayment.  (a) On at least five Business Days' prior
                   ----------
written notice, the Borrower may prepay on the date specified in its notice of prepayment delivered pursuant to paragraph (d) below in whole, or in part, the Senior Loan Certificates then outstanding at the principal amount thereof (or portion thereof to be repaid), together with accrued interest thereon to the date of prepayment plus all Break Amount, if any, and all other amounts due to the Holders of the Senior Loan Certificates hereunder, thereunder and under the other Operative Documents; provided that any partial prepayment shall be in an aggregate original principal amount of at least $500,000 and in $500,000 multiples thereof, and the amount thereof shall be specified in such written notice. The Security Agent will give prompt notice of the Borrower's intent to prepay to the Holders.

          (b) On five Business Days' prior written notice, the Borrower shall prepay on the date specified in its notice of prepayment delivered pursuant to paragraph (d) below the Loan Certificates in full, but not in part, together with accrued interest thereon to the date of prepayment plus all Break Amount, if any, and all other amounts due thereunder and hereunder and under the other Operative Documents to the Holders upon the occurrence of a termination of the Purchase Agreement by Boeing pursuant to Article 10 of the General Terms Agreement (which comprises part of the Purchase Agreement) which comprises a portion of the Purchase Agreement. The Security Agent will give notice of prepayment to the Holders under this Section 2.11(b) promptly.

          (c) In the event that a Senior Loan Participant is entitled to a payment under Section 2.13 hereof or Section 8(c) of the Credit Agreement (an "Affected Senior Loan Participant"), Borrower, Security Agent and the Affected Senior Loan Participant shall cooperate for a period of sixty (60) days to (x) first, restructure the Loan for the Affected Senior Loan Participant so as to eliminate the need for any such payment (it being agreed that the Affected Senior Loan Participant shall have no obligation to proceed with such restructuring to the extent such restructuring would (i) result in an adverse regulatory consequence for the Affected Senior

                                                                        MORTGAGE
                                                                    [Midway/LBK]

Loan Participant, (ii) involve any unreimbursed or unindemnified cost for the Affected Senior Loan Participant or (iii) be inconsistent with the Affected Senior Loan Participant's internal policies) or (y) if no restructuring can be arranged, attempt, with the Borrower acting as marketing agent, to find an entity reasonably satisfactory to the Security Agent to purchase the Affected Senior Loan Participant's Senior Loan Certificate and assume the Affected Senior Loan Participant's Commitment. The Affected Senior Loan Participant shall be paid (by the purchasing entity or the Borrower) the outstanding principal balance of its Senior Loan Certificate, all accrued and unpaid interest thereon, any Break Amount incurred (calculated as if such purchase were a prepayment of such Affected Senior Loan Participant's Senior Loan Certificate) and all other amounts owed to the Affected Senior Loan Participant hereunder, thereunder or under any other Operative Document as a condition precedent to such purchase. In the event the Borrower is unable to find a purchaser of the Affected Senior Loan Participant's Senior Loan Certificate, then, so long as the Borrower is in compliance with its financial covenants set forth in Exhibit C to the Credit Agreement and no Default or Event of Default shall have occurred and be continuing on at least five (5) Business Days' prior written notice, the Borrower may prepay on the date specified in its notice of prepayment delivered pursuant to paragraph (d) below in whole the Affected Senior Loan Participant's Senior Loan Certificate at the principal amount thereof together with accrued and unpaid interest thereon to the date of prepayment plus all Break Amount, if any, and all other amounts due to the Affected Senior Loan Participant hereunder, thereunder and under the other Operative Documents; provided, however, the Borrower shall be entitled to prepay two Affected Senior Loan Participants under this Section 2.11(c), either simultaneously or in the aggregate, only if after such prepayment the Borrower shall have more than $40 million in available liquidity comprised of cash, short term investments (i.e., investments maturing in less than twelve (12) months) and available lines of credit.

          (d)      Any notice of prepayment delivered pursuant to paragraph (a),
(b) or (c) above shall be irrevocable if not revoked within five Business Days of the specified date of payment and shall identify the amount to be prepaid and the Series of Drawings (if applicable) subject to prepayment.

     SECTION 2.12  Provisions Relating to Prepayment.  (a)  Notice of prepayment
                   ---------------------------------
having been given and not revoked as aforesaid, the principal amount of the Loan Certificates so to be prepaid, plus accrued interest thereon to the date of prepayment, together with, in the case of the Senior Loan Participants, the Break Amount, if any, shall become due and payable on the prepayment date.

          (b) On the date fixed for prepayment under Section 2.11, immediately available funds in Dollars shall be deposited by the Borrower in the account of the Security Agent at the place and by the time and otherwise in the manner provided in Section 2.05, in an amount equal to the principal amount of Loan Certificates to be prepaid together with accrued and unpaid interest thereon to the date fixed for such prepayment, all Break Amount, if any, and all other amounts due to the Holders of the Loan Certificates hereunder, thereunder and under the other Operative Documents.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          (c) Each Holder of a Loan Certificate shall furnish to the Borrower, with a copy to the Security Agent, a certificate setting forth in reasonable detail the calculation of the amounts of Break Amount due to such Holder, which certificate shall be presumptively correct.

     SECTION 2.13  Increased Costs.  (a)  The Borrower shall pay directly to
                   ---------------
each Holder of a Senior Loan Certificate from time to time such amounts as such Holder may determine to be necessary to compensate such Holder for any increase in actual costs that such Holder determines are attributable to its making or maintaining of its Commitment or the loans evidenced by its Loan Certificates or funding arrangements utilized in connection with such loans, or any reduction in any amount receivable by such Holder hereunder in respect of any of Commitments, such loans or such arrangements (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any
                                        ----------------
Regulatory Change that:

                   (i) imposes any tax that is the functional equivalent of any reserve, special deposit or similar requirement of the sort covered by clause (ii) below; or

                   (ii) imposes or modifies any reserve, special deposit or similar requirements (including any Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Holder (including, without limitation, any of such loans or any deposits referred to in the definition of "LIBO Rate" in
                                                             ---------
     Section 1.01), or any such obligations; or

                   (iii) imposes any other similar condition affecting this Mortgage or its Loan Certificates (or any of such extensions of credit or liabilities) or any such obligation.

          (b) Without limiting the effect of the foregoing provisions of this Section 2.13 (but without duplication), the Borrower shall pay directly to each Holder of a Senior Loan Certificate from time to time on request such amounts as such Holder may determine to be necessary to compensate such Holder (or, without duplication, the holding company of which such Holder is a subsidiary) for any increase in actual costs that it determines are attributable to the maintenance by such Holder (or any lending office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) of any court or governmental or monetary authority following (i) any Regulatory Change or (ii) implementing any risk-based capital guideline or other similar requirement hereafter issued by any government or governmental or supervisory authority (but excluding implementation of the Basel Accord), of capital in respect of its Commitments or Loan Certificates or funding arrangements utilized in connection with the Loan Certificates; such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Holder (or any

                                                                        MORTGAGE
                                                                    [Midway/LBK]

lending office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request. For purposes of this
Section 2.13(b), Basel Accord" shall mean the proposals for risk-based capital
                 ------------
framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July, 1988.

          (c) Each Holder of a Senior Loan Participant shall notify the Borrower of any event occurring after the date of this Mortgage entitling such Holder to compensation under paragraph (a) or (b) of this Section 2.13 as promptly as practicable, but in any event within 60 days, after such Holder obtains actual knowledge thereof; provided that (i) such Holder shall, with respect to
                   --------
compensation payable pursuant to this Section 2.13 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section
2.13 for Additional Costs incurred from and after the date that is 60 days prior to the date such Holder does give such notice and (ii) each Holder will use commercially reasonable efforts (at the Borrower's expense) to mitigate the amount of the Additional Costs associated with such event, including designating a different lending office for the Loan Certificates of such Holder affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Holder, result in any economic, legal or regulatory disadvantage to such Holder (other than economic disadvantages for which the Borrower agrees to indemnify such Holder and which indemnity is acceptable to such Holder in its discretion acting reasonably based on its credit assessment of the Borrower). Each Holder of a Senior Loan Participant will furnish to the Borrower an officer's certificate setting forth in reasonable detail (i) the events giving rise to such Additional Costs, (ii) the basis for determining and allocating such Additional Costs and
(iii) the amount of each request by such Holder for compensation under paragraph
(a) or (b) of this Section 2.13 (subject, however, to any limitations such Holder may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the Additional Costs comply with the provisions of this Section 2.13, including as provided in the last proviso of this paragraph (c). Determinations and allocations by any Holder of a Senior Loan Participant for purposes of this Section 2.13 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 2.13, or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.13, on its costs or rate of return of maintaining its Commitment or Loan Certificate or its funding, or on amounts receivable by it in respect of Loan Certificates, and of the amounts required to compensate such Holder under this Section 2.13, shall be conclusive absent manifest error, provided that such determinations and
                                  --------
allocations are made on a reasonable basis and, in the case of allocations, are made fairly.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          (d) The Borrower shall not be required to make payments under this Section to any Holder if (i) a claim hereunder arises through circumstances peculiar to such Holder and which do not affect commercial lenders in the same jurisdiction generally or (ii) the claim arises out of a voluntary relocation by such Holder of its lending office (it being understood that any such relocation effected pursuant to Section 2.13(c)(ii) is not "voluntary").

                                  ARTICLE III

                          OTHER COVENANTS OF BORROWER

     SECTION 3.01  Liens.  The Borrower will not directly or indirectly create,
                   -----
incur, assume or suffer to exist any Lien on or with respect to the Mortgage Estate, title thereto or any interest therein except (i) the rights of the Borrower as herein provided, the Lien hereof and any other rights existing pursuant to the Operative Documents, (ii) Liens for Taxes of the Borrower either not yet due or being contested in good faith by appropriate proceedings (and for which adequate reserves have been provided in accordance with generally accepted accounting principles), so long as the continuing existence of such Liens during such proceedings do not involve any material risk of the sale, forfeiture or loss of, either Purchase Agreement, any Airframe or any Engine or any interest therein, (iii) Liens arising out of any judgment or award against the Borrower with respect to which an appeal or proceeding for review is being prosecuted diligently and in good faith, so long as such Liens do not result in a material risk of the sale, forfeiture or loss of, either Purchase Agreement, any Airframe or any Engine or any interest therein, and (iv) any other Lien with respect to which the Borrower shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Security Agent. The Borrower will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not excepted above if the same shall arise at any time and the Borrower will make restitution to the Security Agent for any actual loss or expense resulting from any Lien described in subclause (ii),
(iii) or (iv) above.

     SECTION 3.02  Amendments, Supplements, Etc.  Forthwith upon the execution
                   -----------------------------
and delivery of any amendment to this Mortgage, the Borrower will cause such amendment to be duly filed and recorded, and maintained of record, in accordance with all applicable laws. In addition, the Borrower will promptly and duly execute and deliver to the Security Agent such further documents and take such further action as the Security Agent may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Mortgage and to establish and protect the rights and remedies created or intended to be created in favor of the Security Agent hereunder, including, without limitation, if requested by the Security Agent, at the expense of Borrower, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Mortgage any engine substituted for any Engine pursuant to the terms thereof and the recording or filing of counterparts hereof, in accordance with the laws of such jurisdiction as the Security Agent may reasonably request.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 3.03  Access to or Furnishing of Information.  The Borrower agrees
                   --------------------------------------
to furnish to each Holder of a Senior Loan Certificate and the Junior Loan
Participant:

          (a) as soon as available, but not later than 90 days after the close of each fiscal year of the Borrower occurring after the date hereof, an audited balance sheet and related statements of the Borrower at and as of the end of such fiscal year, together with an audited statement of income and cash flows of the Borrower for such fiscal year, each of which shall be prepared in accordance with GAAP and shall be accompanied by an unqualified opinion of a firm of independent public accountants of nationally recognized standing that said financial statements fairly present in all material respects the financial condition and results of operation of the Borrower as at the end of, and for, such period in accordance with GAAP;

          (b) as soon as available, but not later than 45 days after the close of each of the first three quarters of each fiscal year of the Borrower, an unaudited balance sheet of the Borrower at and as of the end of such quarter, together with an unaudited statement of income and cash flows of the Borrower for such quarter, each of which shall be prepared in accordance with GAAP, certified by the Chief Financial Officer of the Borrower that said financial statements fairly present in all material respects the financial condition and results of operation of the Borrower as at the end of, and for, such period in accordance with GAAP (subject to normal year-end audit adjustments), provided that so long as the Borrower is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of the Borrower's quarterly report on Form 10-Q will satisfy this requirement (to the extent such report contains the information required to be provided by this clause (b));

          (c) together with the financial statements delivered pursuant to the preceding paragraphs (a) and (b), (i) a certificate of the chief financial officer, Treasurer, any Vice President, or other officer of the Borrower elected by the Borrower's Board of Directors stating that such authorized officer has reviewed the activities of the Borrower and that, to the best knowledge of such authorized officer, there exists no Default or Event of Default hereunder and
(ii) a compliance certificate with respect to Borrower's financial covenants in
Section 9(d) of the Credit Agreement, determining Borrower's compliance with said financial covenants, in sufficient detail to allow the Loan Participants to verify such determinations;

          (d) simultaneously with the mailing thereof to its shareholders, copies of all such financial statements, reports, notices of proxy statements as the Borrower shall (i) mail to its shareholders generally or (ii) file with the Securities and Exchange Commission;

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          (e) from time to time, such other non-confidential (except to the extent the recipients are bound by confidentiality agreements in substance reasonably acceptable to Borrower) and non-proprietary information as the Security Agent or any Holder may reasonably request; and

          (f) promptly after the occurrence thereof and actual knowledge thereof by a responsible officer of the Borrower, notice to the Security Agent of any Default or Event of Default (provided that the Borrower shall be deemed to have cured any Default arising under this clause (f) to the extent it shall have cured the Default to which such notice requirement relates).

     SECTION 3.04  Financial Covenants      *
                   -------------------


                                  ARTICLE IV

                               EVENTS OF DEFAULT

     Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

     SECTION 4.01  Payment of Principal or Interest.  The Borrower shall have
                   --------------------------------
failed to make a payment of any principal on any Loan Certificate after the same shall have become due; or the Borrower shall have failed to make a payment of interest on any Loan Certificate within five (5) Business Days after the same shall have become due; or

     SECTION 4.02  Other Payments.  The Borrower shall have failed to make any
                   --------------
payment of any amount other than principal and interest on the Loan after the same shall have become due and such failure shall continue for fifteen (15) days after the Borrower has received notice that such payment is due; or

     SECTION 4.03  Covenants.  *
                   ---------  ---

     SECTION 4.04  Other Covenants.  The Borrower shall have failed to perform
                   ---------------
or observe, or caused to be performed and observed, in any material respect, any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure

____________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

shall continue unremedied for a period of thirty (30) days after the Borrower's receipt of written notice thereof from the Security Agent; or

     SECTION 4.05  Representations and Warranties.  Any representation or
                   ------------------------------
warranty made by the Borrower in any Operative Document or any document or certificate furnished by the Borrower in connection therewith or pursuant thereto shall prove to have been incorrect in any respect that is materially adverse to the Security Agent or any Holder in such party's reasonable judgment at the time made; or

     SECTION 4.06  Voluntary Bankruptcy.  The commencement by the Borrower of a
                   --------------------
voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by the Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for all or substantially all of its property, or the making by the Borrower of any assignment for the benefit of creditors or the Borrower shall take any corporate action to authorize any of the foregoing or to authorize a general payment moratorium; or

     SECTION 4.07  Involuntary Bankruptcy.  The commencement of an involuntary
                   ----------------------
case or other proceeding in respect of the Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding remains undismissed and unstayed for a period of sixty (60) consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower, or for all or substantially all of its property, or sequestering of all or substantially all of the property of the Borrower and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) consecutive days after the date of entry thereof; or

     SECTION 4.08  Certificated Air Carrier Status.  The Borrower fails or
                   -------------------------------
ceases to be a certificated air carrier or shall have been suspended as a certificated air carrier or shall otherwise no longer have all applicable licenses (or such licenses shall be suspended) necessary to operate as a commercial airline for a period of ten (10) days after such failure, cessation, suspension or loss; provided, that, no Event of Default shall occur under this
Section 4.08 until ten (10) days after loss of any judicial or administrative appeal, so long as the applicable failure, cessation, suspension or loss is stayed pending such judicial or administrative appeal; or

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 4.09  Other Indebtedness and Lease Obligations.  (i) The Borrower
                   ----------------------------------------
shall default in the payment when due of any principal of or interest on, or fail to make a scheduled rental payment on, any of its other Indebtedness or any Lease Obligation; or (ii) any other default by the Borrower in its obligations in respect of any note, agreement, indenture, lease or other document evidencing or relating to any Indebtedness or any Lease Obligation shall occur and the effect of such default in clause (i) or (ii) is to cause such Indebtedness or Lease Obligation to become due or to be terminated, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; provided that, (x) the outstanding amount of such Indebtedness, or (y) the capitalized amount of such Lease Obligation shall, singly or in the aggregate, be equal to or in excess of $5,000,000 (or the equivalent thereof in other currencies at the relevant time);

     As used in this Section 4.09, the following terms have the following meanings:

          "Capital Lease Obligations" means, for any Person, all obligations of
           -------------------------
     such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
     agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                              ---------       ----------
     have a correlative meaning.

          "Indebtedness" means, for any Person:  (a) obligations created, issued
           ------------
     or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Lease Obligation" means, of any Person, all obligations of such
           ----------------
     Person to pay rent or other amount under a lease of (or other agreement conveying the right to use) property under an operating lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

     SECTION 4.10  Perfected Security Interest.  The Security Agent shall cease
                   ---------------------------
to hold a valid and perfected first priority security interest in any of the Mortgage Estate (except with respect to Permitted Liens) for a period of ten
(10) days after the earlier of (i) receipt by Borrower of notice thereof and
(ii) Borrower's general counsel having knowledge of such cessation.

                                   ARTICLE V

                                    REMEDIES

     SECTION 5.01  General; Acceleration.  (a)  If an Event of Default shall
                   ---------------------
have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Security Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to assign its right to purchase the Aircraft from the Manufacturer (subject to the Consent and Agreement).

          (b) If an Event of Default referred to in Section 4.06 or 4.07 shall have occurred, then and in every such case all unfunded Commitments shall be terminated the unpaid principal of all Loan Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the holders of the Loan Certificates thereunder and hereunder and under the other Operative Documents, shall, unless the Security Agent acting upon the instructions of the Majority in Interest of Holders shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

          (c) If any other Event of Default shall have occurred and be continuing, then and in every such case, the Security Agent may at any time, by written notice or notices to the Borrower, (i) terminate all unfunded Commitments and/or (ii) declare all the Loan Certificates to be due and payable, whereupon the unpaid principal of all Loan Certificates then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the holders of the Loan Certificates thereunder, hereunder and under the other Operative Documents, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

          (d) If the principal of the Loan Certificates shall have become due and payable pursuant to this Section 5.01, there shall also become due and payable to each holder of a Loan Certificate upon demand, without presentment, protest or notice, all of which are hereby waived, the Break Amount therefor.

          (e) Subject to the consent of Majority in Interest of Holders, each Holder shall be entitled, at any sale pursuant to this Article V, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder and secured by the Lien of this Mortgage. The Security Agent and the Holders shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

          (f) The Security Agent agrees to give to the Borrower at least ten days' prior written revocable notice of any foreclosure of the Lien of this Mortgage, or of any other action to cause the Borrower to lose its rights under either Purchase Agreement (which period of notice the parties hereto confirm is commercially reasonable).

     SECTION 5.02  Discontinuance of Proceedings.  In case the Security Agent
                   -----------------------------
shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Agent, then and in every such case, the Security Agent and the Borrower shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgage Estate, and all rights, remedies and powers of the Security Agent shall continue as if no such proceedings had been instituted.

     SECTION 5.03  Waiver of Past Defaults.  Upon written instructions from a
                   -----------------------
Majority in Interest of Holders, the Security Agent shall waive any past Default or Event of Default hereunder and its consequences and upon any such waiver such Default or Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon; provided, however, that
                                                         --------  -------
in

                                                                        MORTGAGE
                                                                    [Midway/LBK]

the absence of written instructions from all Holders, the Security Agent shall not waive any Default (i) in the payment of the principal of, or interest on, or other amounts due under, any Loan Certificate then outstanding, or (ii) in respect of a covenant or provision hereof which, under the proviso to the first sentence of Section 8.01 or under the penultimate sentence of Section 8.01, cannot be waived without the consent of each Holder.

     SECTION 5.04  Remedies Cumulative.  Each and every right, power and remedy
                   -------------------
given to the Security Agent specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

                                  ARTICLE VI

                              THE SECURITY AGENT

     SECTION 6.01  Appointment, Powers and Immunities.  Each Loan Participant
                   ----------------------------------
hereby irrevocably appoints and authorizes Landesbank Schleswig-Holstein Girozentrale ("LBK") to act as its Security Agent hereunder and under the other
               ---
Operative Documents with such powers as are specifically delegated to the Security Agent by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto. The Security Agent (which term as used in this sentence and in Section 6.05 and the first sentence of Section 6.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative Document be a trustee for any Loan Participant; (b) shall not be responsible to the Loan Participants for any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Loan Certificate or any other Operative Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) except as set forth in Section 6.03, shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (d)

                                                                        MORTGAGE
                                                                    [Midway/LBK]

shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Security Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     SECTION 6.02  Reliance by Security Agent.  The Security Agent shall be
                   --------------------------
entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Agent. As to any matters not expressly provided for by this Agreement or any other Operative Document, the Security Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority in Interest of Holders or all of the Loan Participants as is required in such circumstance, and such instructions of such Loan Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Loan Participants.

     SECTION 6.03  Defaults.  The Security Agent shall not be deemed to have
                   --------
knowledge or notice of the occurrence of a Mortgage Default (other than the non-payment of principal of or interest on Loan Certificates) unless the Security Agent has received notice from a Loan Participant or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Security Agent receives such a notice of the occurrence of a Default, the Security Agent shall give prompt notice thereof to the Loan Participants (and shall give each Loan Participant prompt notice of each such non-payment). The Security Agent shall (subject to Section 8.01 hereof) take such action with respect to such Default as shall be directed by the Majority in Interest of Holders, provided that, so long as the Security Agent has notified
                     --------
the Holders of a Default and shall not have received directions from the Holders within five (5) Business Days of such notice, unless and until the Security Agent shall have received such directions, the Security Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Loan Participants (and shall promptly notify all Holders of any such action or refrain) except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority in Interest of Holders or all of the Loan Participants.

     SECTION 6.04  Rights as a Loan Participant.  With respect to its Commitment
                   ----------------------------
and the Loans made by it, LBK (and any successor acting as Security Agent) in its capacity as a Loan Participant hereunder shall have the same rights and powers hereunder as any other Loan Participant and may exercise the same as though it were not acting as the Security Agent, and the

                                                                        MORTGAGE
                                                                    [Midway/LBK]

term "Loan Participant" or "Loan Participants" shall, unless the context otherwise indicates, include the Security Agent in its individual capacity. LBK (and any successor acting as Security Agent) and its affiliates may (without having to account therefor to any Loan Participant) accept deposits from, lend money to, make investments in and generally engage in any kind of loan, trust or other business with the Borrower (and any of its subsidiaries or Affiliates) as if it were not acting as the Security Agent.

     SECTION 6.05  Indemnification.  The Loan Participants agree to indemnify
                   ---------------
the Security Agent (to the extent not reimbursed under Section 8 of the Credit Agreement, but without limiting the obligations of the Borrower under said
Section 8) ratably in accordance with their respective Loan Certificates, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Security Agent (including by any Loan Participant) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under clause first of Section 2.04(e) hereof but excluding,
                              -----
unless a Mortgage Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Loan Participant shall be liable for any of the
           --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 6.06  Non-Reliance on Security Agent and Other Loan Participants.
                   ----------------------------------------------------------
Each Loan Participant agrees that it has, independently and without reliance on the Security Agent or any other Loan Participant, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Agent or any other Loan Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Security Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Loan Participants by the Security Agent hereunder, the Security Agent shall not have any duty or responsibility to provide any Loan Participant with any credit or other information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Security Agent or any of its affiliates.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 6.07  Failure to Act.  Except for action expressly required of the
                   --------------
Security Agent hereunder and under the other Operative Documents, the Security Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Loan Participants of their indemnification obligations under Section 6.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.


     SECTION 6.08  Resignation or Removal of Security Agent.  Subject to the
                   ----------------------------------------
appointment and acceptance of a successor Security Agent as provided below, the Security Agent may resign at any time by giving notice thereof to the Loan Participants and the Borrower, and the Security Agent may be removed at any time with or without cause by the Majority in Interest of Holders. Upon any such resignation or removal, the Majority in Interest of Holders shall have the right to appoint a successor Security Agent. If no successor Security Agent shall have been so appointed by the Majority in Interest of Holders and shall have accepted such appointment within 60 days after the retiring Security Agent's giving of notice of resignation or the Majority in Interest of Holders' removal of the retiring Security Agent, then the retiring Security Agent may, on behalf of the Loan Participants, appoint a successor Security Agent. Upon the acceptance of any appointment as Security Agent hereunder by a successor Security Agent, such successor Security Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Agent's resignation or removal hereunder as Security Agent, the provisions of this
Article VI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Agent.

     SECTION 6.09  Consents under Operative Documents.  Except as otherwise
                   ----------------------------------
provided in Section 8.01 hereof, the Security Agent may, with the prior consent of the Majority in Interest of Holders (but not otherwise), consent to any modification, supplement or waiver under any of the Operative Documents, provided that, without the prior consent of each Loan Participant, the Security
--------
Agent shall not (except as provided herein) release any collateral or otherwise terminate any Lien under any Operative Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Operative Document), except that no such consent shall be required, and the Security Agent is hereby authorized, to release any Lien covering property which is the subject of a disposition of property permitted hereunder or to which the Majority in Interest of Holders have consented; provided further, that, without the consent of the Junior Loan Participant, the Security Agent shall not consent to any modification, supplement or waiver under any Operative Document insofar as any such modification, supplement or waiver would materially adversely affect the Junior Loan Participant.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 6.10  Non-Receipt of Funds by the Security Agent-.  Unless the
                   -------------------------------------------
Security Agent shall have been notified by a Loan Participant or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the
      -----
Security Agent of (in the case of a Loan Participant) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Security Agent for account of one or more of the Loan Participants hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                       ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Security Agent, the Security Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Security Agent, the recipient(s) of such payment shall, on demand, repay to the Security Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Security Agent until the date the Security Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Security Agent shall be entitled to recover such amount, from the Payor, together with interest as aforesaid.


                                  ARTICLE VII

                              INVESTMENT OF FUNDS

     Any moneys held by the Security Agent as security hereunder for Borrower's obligations shall, until paid to Borrower or otherwise applied in accordance with the terms of the Operative Documents, be invested by the Security Agent as Borrower may from time-to-time direct in writing (or orally and confirmed in writing), but subject to availability at the Security Agent's discretion (it being understood that absent such a direction, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Ratings Service,
(iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service; provided, however, that the
                                                    --------  -------
aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed five percent (5%) of such bank's capital and surplus, (iv) Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof, and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 with any of the obligations described in clauses (i) through (iv) as collateral, none of which investments

                                                                        MORTGAGE
                                                                    [Midway/LBK]

(but exclusive of any underlying investment that may be subject to a repo) shall have a term to maturity in excess of 30 days. There shall be promptly remitted to Borrower or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net or any, fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Special Default or an Event of Default shall have occurred and be continuing. The Borrower shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Security Agent on demand.

                                 ARTICLE VIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                         MORTGAGE AND OTHER DOCUMENTS

     SECTION 8.01  Instructions of Majority; Limitations.  (a)  At any time and
                   -------------------------------------
from time to time, at the request of the Borrower, the Security Agent (but only on the written direction of a Majority in Interest of Holders) shall (x) execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Mortgage as specified in such request or (y) provide a consent when required by the terms of any Operative Document, provided, however, that, without the consent of each Holder, no such amendment
--------  -------
of or supplement to any such document, or waiver or modification of the terms of any thereof, shall (i) modify any of the provisions of this Section 8.01 or the definitions of the terms, "Majority in Interest of Holders" or "Operative
                           ----------------------- -------      ---------
Documents", contained herein or in any other Operative Document, (ii) increase
---------
the principal amount of any Loan Certificate or reduce the amount or extend the time of payment of any amount owing or payable under any Loan Certificate or (except as provided in this Mortgage) increase or reduce the Break Amount or interest payable on any Loan Certificate (except that only the consent of the Holder shall be required for any decrease in any amounts of or the rate of Break Amount or interest payable on such Loan Certificate or any extension for the time of payment of any amount payable under such Loan Certificate), (iii) reduce, modify or amend any indemnities in favor of any Loan Participant or any Holder or in favor of or to be paid by the Borrower or alter the definition of

"Indemnitee" to exclude any Loan Participant or any Holder (except as consented
-----------
to by each Person adversely affected thereby), or (iv) release the Borrower from its obligations in respect of the payment of the principal and interest then outstanding (or other amounts payable therewith) or change any of the circumstances under which any amounts payable pursuant to the Credit Agreement or hereto are payable; provided further, that, without the consent of the Junior Loan Participant, the Security Agent shall not amend or supplement any such document, or waive or modify the terms thereof insofar as any such amendment, supplement, waiver or modification would materially adversely affect the Junior Loan Participant. Notwithstanding the foregoing, without the consent of each Holder, no such supplement to this Mortgage, or waiver or modification of the terms hereof or of any other agreement or document shall expressly permit the creation of any Lien on the Mortgage Estate or any part thereof, except as herein expressly permitted, or deprive any

                                                                        MORTGAGE
                                                                    [Midway/LBK]

Holder of the benefit of the Lien of this Mortgage on the Mortgage Estate, except in connection with the exercise of remedies under Article V. Except as provided in this Section 8.01, the Security Agent shall not amend, supplement or waive the terms of the Mortgage or Credit Agreement.

     SECTION 8.02  Security Agent Protected.  If, in the opinion of the
                   ------------------------
institution acting as the Security Agent hereunder any document required to be executed pursuant to the terms of Section 8.01 affects any right, duty, immunity or indemnity with respect to it under this Mortgage, the Security Agent may in its discretion decline to execute such document.

     SECTION 8.03  Documents Mailed to Holders.  Promptly after the execution by
                   ---------------------------
the Security Agent of any document entered into pursuant to Section 8.01, the Security Agent shall mail, by certified mail, postage prepaid, a conformed copy thereof to each Holder at its address shown on the Certificate Register, but the failure of the Borrower or Security Agent, to mail such conformed copies shall not impair or affect the validity of such document.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01  Termination of Mortgage.  (a)  Upon (or at any time after)
                   -----------------------
payment in full of the principal of and interest on and Break Amount, if any, and all other amounts due under, or otherwise due to the Holders of, all Loan Certificates and provided that (i) the Commitments shall have terminated and
                 --------
(ii) there shall then be no other amounts due to the Loan Participants, the Holders and the Security Agent hereunder or under the Credit Agreement or the other Operative Documents or otherwise secured hereby, the Security Agent shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument releasing each of the Purchase Agreements from the Lien of this Mortgage, and the Security Agent shall execute and deliver such instrument as aforesaid and, at the Borrower's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to give effect to such release; provided, however, that this Mortgage and the trusts
                        --------  -------
created hereby shall earlier terminate and this Mortgage shall be of no further force or effect and the rights of the Holders of the Loan Certificates and the Security Agent shall terminate (and the Security Agent shall release, by an appropriate instrument, the Mortgage Estate and the Aircraft from the Lien of this Mortgage) upon any sale or other final disposition by the Security Agent of all property part of the Mortgage Estate and the final distribution by the Security Agent of all monies or other property or proceeds constituting part of the Mortgage Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

          (b) In addition, upon (or at any time after) payment in full of the principal of

                                                                        MORTGAGE
                                                                    [Midway/LBK]

and interest on and Break Amount, if any, and all other amounts due under, or otherwise due to the Holders of, all Loan Certificates of a Series and provided
                                                                       --------
that there shall then be no other amounts due to the Loan Participants, the Holders and the Security Agent hereunder or under the Loan Agreement or the other Operative Documents or otherwise secured hereby in respect of such Series of Loan Certificates, the Security Agent shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument releasing the right to purchase the applicable Aircraft relating to such Series from the Lien of this Mortgage, and the Security Agent shall execute and deliver such instrument as aforesaid and, at the Borrower's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to give effect to such release.


     SECTION 9.02  No Legal Title to Mortgage Estate in Holders.  No Holder
                   --------------------------------------------
shall have legal title to any part of the Mortgage Estate. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any Holder in and to the Mortgage Estate or hereunder shall operate to terminate this Mortgage or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Mortgage Estate.

     SECTION 9.03  Sale of Mortgage Estate by Security Agent is Binding.  Any
                   ----------------------------------------------------
sale or other conveyance of any part of the Mortgage Estate by the Security Agent made pursuant to the terms of this Mortgage shall bind the Holders and shall be effective to transfer or convey all right, title and interest of the Security Agent, the Borrower and the Holders in and to such part of the Mortgage Estate. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Agent.

     SECTION 9.04  Mortgage for Benefit of Security Agent and Holders.  Nothing
                   --------------------------------------------------
in this Mortgage, whether express or implied, shall be construed to give to any person other than the Borrower, the Security Agent, and the Holders any legal or equitable right, remedy or claim under or in respect of this Mortgage.

     SECTION 9.05  No Action Contrary to Borrower's Rights; Quiet Enjoyment'.
                   ---------------------------------------------------------
Notwithstanding any of the provisions of this Mortgage to the contrary, so long as no Event of Default shall have occurred and be continuing, the Security Agent agrees that neither it nor any Person claiming by, through or under the Security Agent, will not take any action in violation of the Borrower's rights, including the right to purchase the Aircraft under the Boeing Purchase Agreement in accordance with the terms of this Mortgage by Borrower.

     SECTION 9.06  Notices.  Unless otherwise expressly specified or permitted
                   -------
by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished or filed shall be in writing,

                                                                        MORTGAGE
                                                                    [Midway/LBK]

mailed by certified mail, postage prepaid, or by confirmed telex, or by confirmed telecopy or electronic mail and (i) if to the Security Agent,
 *  or (ii) if the Borrower,-addressed to it at its office at 2801 Slater
---
Road, Suite 200, Morrisville, NC 27560, or (iii) if to any Loan Participant or any Holder, addressed to such party at such address as such party shall have furnished by notice to the Borrower and the Security Agent, or, until an address is so furnished, addressed to the address of such party (if any) set forth on
Schedule I to the Credit Agreement. Whenever any notice in writing is required to be given by the Borrower or the Security Agent or any Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid, or is sent by confirmed telex, or by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Mortgage.

     SECTION 9.07  Security Agent's Right to Perform for Borrower.  If the
                   -----------------------------------------------
Borrower fails to make any payment or to perform or comply with any of its agreements contained herein, then (but in each case, other than in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice to Borrower as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) the Security Agent may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of the Security Agent incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be payable by Borrower upon demand.

     SECTION 9.08  Severability.  Any provision of this Mortgage which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.09  No Oral Modifications or Continuing Waivers.  No terms or
                   -------------------------------------------
provisions of this Mortgage or the Loan Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Mortgage; and any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

     SECTION 9.10  Successors and Assigns.  All covenants and agreements
                   ----------------------
contained herein

________________

*  Indicates information deleted for confidentiality purposes.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder.


     SECTION 9.11  Headings.  The headings of the various Articles and Sections
                   --------
herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 9.12  GOVERNING LAW; Counterparts.  THIS MORTGAGE SHALL IN ALL
                   ---------------------------
RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Mortgage may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 9.13  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                   --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     SECTION 9.14  Jurisdiction.
                   ------------

          (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against another party or its properties in the courts of any jurisdiction.

          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                                                                        MORTGAGE
                                                                    [Midway/LBK]

     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Mortgage has been made and delivered in the City of New York, and this Mortgage having become effective only upon such execution and delivery.

                              MIDWAY AIRLINES CORPORATION,
                                as Borrower


                              By:      *
                                 -------------------------
                              Its:




                              LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE,
                                as Security Agent


                              By:       *
                                 -------------------------

                              By:       *
                                 -------------------------


_______________
* Indicates information deleted for confidentiality purposes.